SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.   )

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:
  [X] Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))
  [ ] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     American Water Works Company, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


              ------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
  [ ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

  (1) Title of each class of securities to which transaction applies:

---------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

---------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

---------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:

---------------------------------------------------------------------------
  (5) Total fee paid:

---------------------------------------------------------------------------
  [ ] Fee paid previously with preliminary materials.
---------------------------------------------------------------------------

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

---------------------------------------------------------------------------
  (2) Form, Schedule or Registration Statement No.:

---------------------------------------------------------------------------
  (3) Filing Party:

---------------------------------------------------------------------------
  (4) Date Filed:

---------------------------------------------------------------------------

                    AMERICAN WATER WORKS COMPANY, INC.

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD MAY 2, 1996

TO THE HOLDERS OF:

COMMON STOCK
CUMULATIVE PREFERRED STOCK, 5% SERIES

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of American Water Works Company, Inc. will be held at the office of the Company, 1025 Laurel Oak Road, Voorhees, New Jersey, on Thursday, May 2, 1996, at 11:00 A.M., E.D.S.T., for the following purposes:

          1. To elect 11 directors to hold office until the next annual election of directors and until their successors are elected and qualified;

          2. To vote on a proposal to amend the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 100,000,000 to 300,000,000;

          3. To vote to ratify or reject the appointment of independent accountants made by the Board of Directors to audit the books and accounts of the Company at the close of the current fiscal year; and

          4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only holders of voting stock of record at the close of business on March 4, 1996 are entitled to notice of and to vote at the meeting.

                             By Order of the Board of Directors,

                             W. TIMOTHY POHL, GENERAL COUNSEL AND SECRETARY

Voorhees, New Jersey
March 25, 1996

YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES), WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                    AMERICAN WATER WORKS COMPANY, INC.
                           1025 LAUREL OAK ROAD
                        VOORHEES, NEW JERSEY 08043
                               609-346-8200

                         PROXY STATEMENT FOR THE
                      ANNUAL MEETING OF STOCKHOLDERS
                                MAY 2, 1996

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Water Works Company, Inc. (hereinafter called the "Company") to be used at the annual meeting of stockholders of the Company on Thursday, May 2, 1996, and at any adjournment thereof. Shares represented by properly executed proxies received by the Company will be voted at the meeting. Where a choice is specified by the stockholder, the proxy will be voted in accordance with such choice. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors. Any proxy may be revoked at any time insofar as it has not been exercised. Stockholders may revoke proxies by written notice to the Company, or by delivery of a proxy bearing a later date, or by personally appearing at the meeting and casting a vote. This notice of meeting and proxy statement and the enclosed form of proxy are being mailed beginning March 25, 1996 to the holders of all voting securities.

     The presence in person or representation by proxy of stockholders entitled to cast a majority of votes on a particular matter to be voted upon shall constitute a quorum for the purpose of considering such matter. In addition, where a separate vote by class of stock on a particular matter is required, the presence in person or representation by proxy of stockholders entitled to cast a majority of votes of such class of stock is required to constitute a quorum for the purpose of that class of stock considering the matter. A proxy marked "withheld" in the election of directors or "abstain" on any other matter to be voted upon, will be considered to be represented at the meeting. A proxy marked "withheld" in the election of directors will be considered as not being voted and, therefore, will have no effect inasmuch as directors are elected by a plurality of votes cast in the election. A proxy marked "abstain" on any other matter to be voted upon at the meeting and broker non-votes will have the effect of an "against" vote inasmuch as the affirmative vote of a majority of the votes entitled to be cast on the matter is necessary for approval of the matter. In addition, where a separate vote by class of stock on any such other matter is required, the affirmative vote by a majority of the votes entitled to be cast by that class of stock is necessary for approval of such other matter.

     The close of business on March 4, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 34,260,095 shares of Common Stock (one vote per share) and 101,777 shares of Cumulative Preferred Stock, 5% Series (one-tenth of a vote per share).

                              PROPOSAL NO. 1

                          ELECTION OF DIRECTORS

     At the annual meeting, 11 directors are to be elected to hold office until the next annual election of directors or until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote all shares they are empowered to vote for the election of as many as possible of the persons named in the following table, all of whom, with the exception of Horace Wilkins, Jr., are now directors of the Company. William F. Hyland, who is currently a director of the Company, has reached the mandatory retirement age for directors under the Company's By-laws and is not standing for reelection. Mr. Hyland has been a director of the Company for the past twelve years. In case any nominee named in the table withdraws or is otherwise unable to serve, which is not anticipated, the persons named in the proxy may vote for another person of their choice.

     Stockholders are entitled to cumulative voting rights in the election of directors. Each holder of Common Stock is entitled to one vote per share, and each holder of Cumulative Preferred Stock, 5% Series, is entitled to one-tenth of a vote per share. Each stockholder may cast as many votes as such stockholder's number of shares shall entitle him or her to vote in the election of directors multiplied by the number of directors to be elected, namely 11, and such stockholder may cast all of such votes for a single director or distribute them among all of the directors to be voted for, or any two or more of them. A stockholder wishing to exercise his or her cumulative voting rights should give instructions on the enclosed form of proxy as to how such stockholder's votes are to be cumulated.

     Unless a stockholder specifically exercises his or her cumulative voting rights, such stockholder's votes may be distributed among the nominees (other than those from whom the stockholder withholds his or her vote) by the persons named in the proxy to elect as many as possible of the nominees. Such persons may vote cumulatively for such of the nominees (in some circumstances, less than all) as they in their discretion determine if in their judgment such action is necessary to elect as many of the nominees as possible.

     Information as of March 4, 1996 concerning the nominees is set forth below:

                                                                                                      DIRECTOR OF
          NAME, AGE AND                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE            THE COMPANY
      POSITION WITH COMPANY                   DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS                SINCE
      ----------------------                  --------------------------------------------            -----------
WILLIAM O. ALBERTINI, 52            Executive Vice President and Chief Financial Officer since            1990
  (2) (3) (5)                       February, 1995 and Vice President and Chief Financial Officer
                                    from February, 1991 to February, 1995, Bell Atlantic
                                    Corporation, provider of telecommunications; Chairman, President and Chief Executive Officer from May, 1989 to February, 1991,
                                    Bell Atlantic Enterprises Corporation, provider of cellular communications, computer maintenance and financial services.
                                    Director: Bell Atlantic Corporation, Grupo Iusacell, S.A. de
                                    C.V., Compass Capital Fund.

------------------
See footnotes on page 4

                                                                                                      DIRECTOR OF
          NAME, AGE AND                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE            THE COMPANY
      POSITION WITH COMPANY                   DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS                SINCE
      ----------------------                  --------------------------------------------            -----------
WILLIAM R. COBB, 62                 Retired since May, 1991; Regional Vice President from March,          1993
  (1) (2) (4)                       1979 to May, 1991, American Water Works Service Company, Inc.,
                                    service subsidiary of the Company.

ELIZABETH H. GEMMILL, 50            Vice President and Secretary, Tasty Baking Company.                   1983
  (1) (2) (3)

HENRY G. HAGER, 61                  President, Insurance Federation of Pennsylvania, Inc. since           1986
  (1) (4)                           January, 1985; Partner, Stradley, Ronon, Stevens & Young,
                                    attorneys, since November, 1993; Senior Partner, Liebert, Short
                                    & Hirshland, attorneys, from January, 1982 to November, 1993.
                                    Director: American Travellers Corporation.

NELSON G. HARRIS, 69                Chairman of the Executive Committee since May, 1992 and               1985
  Vice Chairman                     President and Chief Executive Officer prior thereto, Tasty
  of the Board                      Baking Company.  Director: CoreStates Financial Corp., PECO
  (1) (2) (4) (5)                   Energy Company, Tasty Baking Company.

GEORGE W. JOHNSTONE, 57             President and Chief Executive Officer of the Company since            1991
  President and Chief               January, 1992 and Vice President of the Company from May, 1987
  Executive Officer of              to January, 1992; President since May, 1991 and Senior Vice
  the Company                       President-Operating Services from February, 1984 to May,
  (1) (5)                           1991, American Water Works Service Company, Inc., service
                                    subsidiary of the Company.

MARILYN WARE LEWIS, 52              Public relations consultant and financial advisor; President,         1982
  Chairman of the Board and         KLS Educational Systems, Inc., specialized education
  Chairman of the Executive         consultants, from March, 1987 to January, 1992.  Director:
  Committee                         CIGNA Corporation, South Jersey Industries, Inc.
  (1) (2) (3) (4) (5)

NANCY W. WAINWRIGHT, 59             Retired since July, 1994; Vice President from August, 1984 to         1984
  (3) (5)                           July, 1994, United Propane, Inc., gas distributor.

------------------
See footnotes on page 4

                                                                                                      DIRECTOR OF
          NAME, AGE AND                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE            THE COMPANY
      POSITION WITH COMPANY                   DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS                SINCE
      ----------------------                  --------------------------------------------            -----------
PAUL W. WARE, 49                    Chairman since June, 1990, Vice Chairman from June, 1987 to           1990(dagger)
  (1) (2)                           June, 1990, President from June, 1989 to March, 1992 and
                                    Executive Vice President from June, 1988 to June, 1989, Penn
                                    Fuel Gas, Inc., gas distributor.  Director: York Water Company.

ROSS A. WEBBER, 61                  Professor of Management, The Wharton School, University of            1986
  (3) (4)                           Pennsylvania; Private consultant, general management
                                    development.  Director:  Heidemij, N.V.

HORACE WILKINS, JR., 45             President-Missouri since December, 1992, Southwestern Bell            ----
                                    Telephone Company, provider of telephone services; Vice
                                    President-Government and Industry Affairs from July, 1989 to
                                    December, 1992, SBC Communications Inc., provider of tele-
                                    communications.  Director:  Commerce Bank, N.A.

-------------------
(dagger)   Also Director of the Company from May, 1982 to May, 1986
(1)        Member of Executive Committee
(2)        Member of Audit Committee
(3)        Member of Compensation and Management Development Committee
(4)        Member of Nominating Committee
(5)        Member of Finance Committee

     Marilyn Ware Lewis and Paul W. Ware are the daughter and son of John H. Ware, 3rd and Marian S. Ware, who beneficially own more than 5% of the Company's Common Stock. William R. Cobb is the spouse of Rhoda W. Cobb, who was a director of the Company. Rhoda W. Cobb and Nancy W. Wainwright are sisters and are cousins of Marilyn Ware Lewis and Paul W. Ware.

     Attendance at meetings of the Board of Directors and committees of the Board by directors averaged 96% during 1995. All nominees attended 81% or more of the meetings of the Board of Directors and committees of the Board on which he or she served. There were ten meetings of the Board of Directors and eight meetings of the Board's Executive Committee during 1995.

     The Board of Directors also has an Audit Committee, a Compensation and Management Development Committee, a Nominating Committee and a Finance Committee (formerly the Business Development Committee).

     The Audit Committee recommends to the Board of Directors the independent accountants to audit the books and accounts of the Company.
The Audit Committee met with the Company's independent accountants and the Company's officers three times during 1995 to review the scope of the audit to be performed and to approve, subject to review by the Board of Directors, the fee to be paid for the audit and to review the results of the audit of the financial statements included in the Annual Report and the adequacy of internal accounting controls and accounting practices.

     The Compensation and Management Development Committee met five times during 1995 to evaluate and report to the Board of Directors concerning the Company's compensation practices and benefit programs and to evaluate and set, subject to the concurrence of the Board of Directors, the annual salary to be paid to the President and Chief Executive Officer.

     The Nominating Committee met six times during 1995. The Nominating Committee recommends to the Board of Directors the slate of director-nominees to stand for election each year at the annual meeting of stockholders and in the event of interim vacancies, candidates to fill such vacancies on the Board of Directors. The Nominating Committee will consider nominees for the Board of Directors suggested by stockholders. Such suggestions must be in writing and delivered to the General Counsel and Secretary of the Company.

     The Finance Committee met three times during 1995 to assist management and the Board of Directors in evaluating matters such as acquisitions, divestitures, joint ventures and partnerships, to advise management and make recommendations to the Board of Directors relative to the various financial policies and programs of the Company and to review and monitor the funding, asset allocation and investment performance of the Company's group benefit and retirement plan assets.

                        STOCK OWNERSHIP INFORMATION

     The following table sets forth information as of March 4, 1996 with respect to beneficial ownership of Common Stock of the Company by: (i) the nominees, (ii) the five most highly compensated executive officers and
(iii) all nominees and executive officers of the Company as a group. If a nominee owns less than one percent of the Company's Common Stock, no percentage is shown under the heading "Percent of Class." Information for the table was obtained from the nominees and executive officers. For purposes of the table, a person is a "beneficial owner" of the Company's Common Stock if that person, directly or indirectly, has or shares with others (i) the power to vote or direct the voting of the Common Stock or
(ii) investment power with respect to the Common Stock, which includes the power to dispose or direct the disposition of the Common Stock.

                                                   AMOUNT AND NATURE
                                                OF BENEFICIAL OWNERSHIP
                                            -------------------------------
                                             SOLE VOTING      SHARED VOTING     SHARES OWNED
          NAME OF INDIVIDUAL OR             OR INVESTMENT     OR INVESTMENT     BY SPOUSE AND                     PERCENT
        NUMBER OF PERSONS IN GROUP            POWER(1)          POWER(2)      MINOR CHILDREN(2)       TOTAL       OF CLASS
        --------------------------          -------------     -------------   -----------------   ------------    --------
William O. Albertini......................         2,218                                              2,218
William R. Cobb...........................         2,911                           3,670              6,581
Elizabeth H. Gemmill......................        16,516           90,000         15,600            122,116
Henry G. Hager............................         2,000                           6,910              8,910
Nelson G. Harris..........................         4,076                                              4,076
George W. Johnstone.......................        35,320                             523             35,843
Marilyn Ware Lewis........................        10,200          517,594                           527,794         1.54%
Nancy W. Wainwright.......................         3,462          802,808                           806,270         2.35%
Paul W. Ware..............................        10,200          464,228                           474,428         1.38%
Ross A. Webber............................         1,351                                              1,351
Horace Wilkins, Jr........................           100                                                100
J. James Barr.............................       371,340                           7,768            379,108         1.11%
Edward W. Limbach.........................        19,152                                             19,152
W. Timothy Pohl...........................         7,848                                              7,848
Gerald C. Smith...........................        20,142                                             20,142
All nominees and executive
  officers as a group (15 persons)........       506,836        1,556,042         34,471          2,097,349         6.12%

------------------
(1) Does not include shares of the Company's Common Stock to be credited during 1996 to the accounts of the executive officers pursuant to the Company's Employees' Stock Ownership Plan and Savings Plan for Employees.

(2) Ware Foundation, a charitable trust of which Nancy W. Wainwright is trustee, owns 802,808 shares (2.34%) of the Common Stock of the Company. Oxford Foundation, Inc., a non-profit corporation of which Marilyn Ware Lewis and Paul W. Ware are directors, owns 318,588 shares of the Common Stock of the Company. Warwick Foundation, a charitable foundation of which Elizabeth H. Gemmill is a trustee, owns 90,000 shares of the Common Stock of the Company. As the trustees or directors of these non-profit organizations have voting and investment power, the shares of the Company's Common Stock held by such non-profit organizations are shown opposite the name of each such trustee or director, but such shares are reported only once in the total for nominees and officers as a group. The nominees deny beneficial ownership of such shares. The nominees also deny beneficial ownership of shares owned by their spouses and minor children.

     None of the nominees has any material interest in any other stock of the Company or its subsidiaries.

     Based upon information available to the Company as of March 4, 1996, the following persons beneficially own more than 5% of the Company's Common Stock.

                                                           AMOUNT AND NATURE
                                                        OF BENEFICIAL OWNERSHIP
                                                    ------------------------------
                                                     SOLE VOTING     SHARED VOTING
                 NAME AND ADDRESS                   OR INVESTMENT    OR INVESTMENT   PERCENT
                OF BENEFICIAL OWNER                    POWER            POWER        OF CLASS
                -------------------                 -------------    -------------   --------
John H. Ware, 3rd and..............................     3,388,178         33,160        9.99%
his wife Marian S. Ware
550-A Bunker Hill Road
Strasburg, PA 17579

John H. Ware, 3rd..................................         2,101         12,600
550-A Bunker Hill Road
Strasburg, PA 17579

Marian S. Ware.....................................        47,726        318,588        1.07%
550-A Bunker Hill Road
Strasburg, PA 17579

Northern Trust Corporation.........................     1,998,690        109,625        6.15%
50 South LaSalle Street
Chicago, IL 60675

The Bessemer Group, Incorporated...................       903,867      1,017,384        5.61%
630 Fifth Avenue
New York, NY 10111

     Based upon filings with the Securities and Exchange Commission, as of March 4, 1996 there are no persons who own beneficially more than 5% of the outstanding shares of the Company's Cumulative Preferred Stock, 5% Series.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE
                         ACT OF 1934, AS AMENDED

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes in ownership of the Company's stock with the Securities and Exchange Commission and the New York Stock Exchange and to provide copies of all such reports to the Company. Based solely on a review of the copies of such reports provided to the Company, the Company believes that during calendar year 1995 all Section 16(a) filing requirements applicable to its directors, officers and greater-than-ten-percent owners were complied with.

                          MANAGEMENT REMUNERATION

     The following table sets forth the annual compensation paid to each of the Company's five most highly compensated executive officers for services to the Company and its subsidiaries in all capacities for each of the last three calendar years.

                         SUMMARY COMPENSATION TABLE
                                                                                  LONG TERM COMPENSATION(1)
                                                                                  -------------------------
                                                                                   AWARDS         PAYOUTS
                                                                                   ------         -------
                                                           ANNUAL COMPENSATION     RESTRICTED
              NAME OF EXECUTIVE OFFICER                    -------------------     STOCK           LTIP         ALL OTHER
              AND PRINCIPAL POSITION                       YEAR        SALARY      AWARDS(2)      PAYOUTS     COMPENSATION(3)
              -------------------------                    ----       --------     ----------    --------     ---------------
George W. Johnstone......................................  1995       $446,083     $943,710      $189,720        $5,554
  President and Chief Executive Officer of the Company     1994        416,250            0             0         6,834
                                                           1993        377,500            0             0         6,098

J. James Barr............................................  1995        265,833      399,540        80,325         5,554
  Vice President and Treasurer of the Company              1994        255,833            0             0         6,846
                                                           1993        245,833            0             0         6,098

Edward W. Limbach........................................  1995        265,833      399,540        80,325         5,554
  Vice President of the Company                            1994        255,833            0             0         6,846
                                                           1993        245,833            0             0         6,098

Gerald C. Smith..........................................  1995        265,833      399,540        80,325         5,554
  Vice President of the Company                            1994        255,833            0             0         6,846
                                                           1993        245,833            0             0         6,098

W. Timothy Pohl..........................................  1995        153,500      206,637        41,541         5,480
  General Counsel and Secretary of the Company             1994        147,083            0             0         4,698
                                                           1993        139,667            0             0         3,524

------------------
(1) The long term compensation reported results from the completion of the initial performance cycle that began January 1, 1993 and ended December 31, 1995 under the Company's Long-Term Performance-Based Incentive Plan, which was approved by stockholders at their 1994 annual meeting. The long term compensation earned for this initial performance cycle represents cumulative performance-based compensation for the three years from the effective date of the plan and is a function of exceeding the maximum level of 120% for both the Earnings Per Share Growth and Total Return to Stockholders Performance Cycle Goals.

(2) Dollar values of restricted shares of Common Stock awards are based on market price at the time of grant. The values listed in the above table represent the initial awards of restricted shares of Common Stock made under the Company's Long-Term Performance-Based Incentive Plan. Messrs. Johnstone, Barr, Limbach, Smith and Pohl have restricted Common Stock holdings of 25,082; 10,619; 10,619; 10,619; and 5,492; respectively, as of March 8, 1996, the date of the initial grant under the Long-Term Performance-Based Incentive Plan.

     Dividends are paid on the restricted shares of Common Stock at the same time and rate as dividends are paid to holders of unrestricted shares of Common Stock.

(3) Dollar values of the shares of the Company's Common Stock purchased with Company contributions and credited to the account of the named executive officer under the Employees' Stock Ownership Plan and Savings Plan for Employees.

     The Company has maintained since 1976 an Employees' Stock Ownership Plan (the "ESOP") which has been amended from time to time, primarily to reflect changes in federal tax law. All employees of the Company and its subsidiaries who are not included in a bargaining unit and have more than one year of service with the Company may participate in the ESOP. The Company also maintains a Savings Plan for Employees. The Savings Plan was established in 1993. All employees of the Company and its subsidiaries who have completed six months of service may participate in the Savings Plan. As of March 4, 1996, the ESOP and Savings Plan together held 3.75% of the Company's Common Stock.

                               PENSION PLAN

     The following table shows the approximate annual retirement benefits which will be payable under the Company's Pension Plan, Supplemental Executive Retirement Plan and Supplemental Retirement Plan at the normal retirement age of 65 (assuming continuation of the plans) for specified years of service and levels of average remuneration.

                                             YEARS OF SERVICE
FINAL AVERAGE  ----------------------------------------------------------------------------
REMUNERATION       15           20           25           30           35           40
-------------  -----------  -----------  -----------  -----------  -----------  -----------
  $150,000          46,375       61,834       77,292       82,542       87,792       93,042
   200,000          62,875       83,834      104,792      111,792      118,792      125,792
   250,000          79,375      105,834      132,292      141,042      149,792      158,542
   300,000          95,875      127,834      159,792      170,292      180,792      191,292
   350,000         112,375      149,834      187,292      199,542      211,792      224,042
   400,000         128,875      171,834      214,792      228,792      242,792      256,792
   450,000         145,375      193,834      242,292      258,042      273,792      289,542

     The Company and its subsidiaries have a defined benefit, non-contributory Pension Plan which covers substantially all employees, including the executive officers shown above. Annual amounts which are contributed to the plan and charged to expense during the year are computed on an aggregate actuarial basis and cannot be individually allocated. The remuneration covered under the plan includes salaries and annual cash bonuses, but not directors fees, paid to plan participants. Directors who are not also employees do not participate in the plan. Benefits under the plan are calculated as a percentage of the highest average remuneration during 60 consecutive months of employment, which percentage depends on the employee's total number of years of service. Benefits are not subject to reduction for Social Security or other benefits, but are restricted under federal tax law to a maximum of $120,000 per year. As of March 4, 1996, Messrs. Johnstone, Barr, Limbach, Smith and Pohl have been credited with 29, 34, 31, 43 and 11 years of service, respectively, under the plan.

     In 1985, the Company established a Supplemental Executive Retirement Plan under which it has agreed to provide additional retirement benefits to certain employees of the Company and its subsidiaries, designated from time to time by the Board of Directors. Messrs. Johnstone, Barr, Limbach and Smith have been so designated. Benefits under the Supplemental Executive Retirement Plan are intended to (i) provide the additional retirement benefits that would be payable under the Company's Pension Plan if federal tax law did not restrict such benefits as described in the preceding paragraph, (ii) compute the benefits payable on the basis of the highest average remuneration during 36 consecutive months rather than the final 60 consecutive months of employment and (iii) provide additional years of service to those covered employees hired in mid-career.

     In 1989, recognizing that the federal tax law restrictions on benefits payable under the Pension Plan had begun to affect employees who were not eligible for the Supplemental Executive Retirement Plan, the Company adopted the Supplemental Retirement Plan (the "SRP"). The SRP is designed to provide benefits to employees above certain salary grades, or otherwise designated by the Board of Directors, equal to those that would be provided under the Pension Plan's benefit formula if it were unaffected by the federal tax law restrictions on benefits. Benefits payable under the SRP are reduced by any benefit payable to the same individual under the Supplemental Executive Retirement Plan.

                 REPORT OF THE COMPENSATION AND MANAGEMENT
              DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS
                         ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee of the Board of Directors (the "Committee") is comprised entirely of the following independent non-employee directors: William O. Albertini, Elizabeth H. Gemmill, William F. Hyland, Marilyn Ware Lewis, Nancy W. Wainwright and Ross A. Webber. The Committee establishes, subject to the concurrence of the Board of Directors, the Company's compensation policy and is responsible for administering the compensation program for the Company's executive officers.

     The Committee endeavors to ensure that compensation and benefits are at levels which enable the Company to attract and retain the high-quality employees it needs. Consistent with this objective, it is the policy of the Committee that the total compensation paid to executive officers should be competitive with the median remuneration received by those in positions of similar responsibilities in other utilities. To this end, an independent compensation expert is retained to assist the Committee by periodically studying the Company's compensation program for executive officers, reporting its findings and making recommendations consistent with the compensation policy. The Committee then establishes the appropriate salary range or band for each officer position based on the findings of the independent compensation expert. The current salary ranges for the executive officers were established in 1995 based on a study prepared by the independent compensation expert that year. The utility surveys for the study included many of the water utilities comprising the Dow Jones Water Utilities Index, the published industry index shown in the performance graph.

     The President and Chief Executive Officer, with the concurrence of the Committee, annually sets the salary within the designated salary band for each executive officer other than himself based on his personal assessment of the performance of each such officer. The Committee, with the concurrence of the Board of Directors, sets a salary within the designated salary band for the President and Chief Executive Officer on the basis of merit. This evaluation of merit involves an analysis of (i) the Company's financial performance within the limitations imposed by state utility regulators and fluctuating and varying weather conditions and (ii) the performance of the President and Chief Executive Officer in maintaining the Company as a leader in the water service industry and in expanding the Company's water service operations consistent with the Company's commitment to quality water service to customers of its utility subsidiaries.

     Inasmuch as water service operations are the Company's principal business, evaluating the Company's financial performance requires an understanding of (i) the prevailing regulatory practice in each of the states in which the Company's utility subsidiaries operate and (ii) the effect varying weather conditions have on revenues and expenses. Consequently, the Committee has not adopted a formula relationship between changes in the Company's financial performance and changes in the level of salary compensation for the President and Chief Executive Officer. Similarly, because of the varied subjective considerations involved, the Committee does not evaluate on a formula basis the performance of the President and Chief Executive Officer in maintaining the Company as a leader in the water service industry or in expanding the Company's water service operations.

     The salary being paid to George W. Johnstone, the Company's President and Chief Executive Officer, was reviewed at the April, 1995 meeting of the Committee, the meeting during each calendar year at which the compensation paid to executive officers and others is evaluated. Based on the analysis described above, Mr. Johnstone's annual salary was increased to $454,000, effective June 1, 1995.

     At their 1994 annual meeting, stockholders of the Company adopted the Long-Term Performance-Based Incentive Plan for executive officers and other key employees of the Company and its subsidiaries. Participants in the Long-Term Performance-Based Incentive Plan receive awards only if the Company achieves at least 80% of both the Earnings Per Share Growth and Total Return to Stockholders Performance Cycle Goals. Under the administrative guidelines adopted by the Committee, Messrs. Johnstone, Barr, Limbach, Smith and Pohl have target incentive awards for the performance cycle beginning January 1, 1996 of $173,200, $73,320, $73,320, $73,320 and $22,755, respectively. Awards under the Plan, if any, are paid in restricted shares of Common Stock and in cash. The exact amount of an award depends on the performance of the Company and of the participant. Under the guidelines adopted by the Committee, the award percentage of the target may vary from 50% to 150% as a function of achieving between 80% to 120% of both the Earnings Per Share Growth and Total Return to Stockholders Performance Cycle Goals.

     Awards made to the executive officers of the Company under the Long-Term Performance-Based Incentive Plan for the initial performance cycle that began January 1, 1993 and concluded December 31, 1995 are shown in the Summary Compensation Table of this Proxy Statement. These awards represent cumulative performance-based incentive compensation from the effective date of the Long-Term Performance-Based Incentive Plan and are a function of exceeding the maximum level of 120% for both the Earnings Per Share Growth and Total Return to Stockholders Performance Cycle Goals.

     Consistent with the Company's compensation policy, the Board of Directors, acting on the Committee's recommendation, has adopted an annual cash incentive plan. The plan complements the Long-Term Performance-Based Incentive Plan by providing the opportunity for the executive officers and other key employees of the Company and its subsidiaries to earn an annual cash incentive award for achieving financial, customer service and operational goals. The plan continues the realignment of the Company's compensation program to relate a greater portion of total compensation to the Company's performance. The total compensation opportunity consisting of salary, annual incentive and long-term incentive is designed to equal the median compensation levels in other utilities.

     Section 162(m) of the Internal Revenue Code generally precludes the deduction of more than $1 million in compensation paid to the Chief Executive Officer and any of the four other most highly compensated executives in any one year, subject to certain specified exceptions. One of these exceptions is for "qualified performance based compensation." Inasmuch as the Company's Long-Term Performance-Based Incentive Plan which was approved by stockholders in 1994 meets the requirement for "qualified performance based compensation," all compensation earned by these executive officers in 1995 will be deductible.

             AS SUBMITTED BY THE MEMBERS OF THE COMPENSATION
                AND MANAGEMENT DEVELOPMENT COMMITTEE:

             William O. Albertini        Marilyn Ware Lewis
             Elizabeth H. Gemmill        Nancy W. Wainwright
             William F. Hyland           Ross A. Webber

Dated:  January 4, 1996

                             PERFORMANCE GRAPH

     The following graph compares the changes over the last five years in the value of $100 invested in (i) the Company's Common Stock ("American"),
(ii) the Standard & Poor's 500 Stock Index ("S&P 500") and (iii) the Dow Jones Water Utilities Index ("DJ Water Utils").

     The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends. The calculations exclude trading commissions and taxes. Total stockholder returns from each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.

                    FIVE-YEAR CUMULATIVE TOTAL RETURNS

               VALUE OF $100 INVESTED ON DECEMBER 31, 1990

                       [ID:  Graphic -- Performance Graph]

                 Dec-90    Dec-91    Dec-92    Dec-93    Dec-94    Dec-95
American          $100      $172      $185      $210      $196      $295
S&P 500           $100      $130      $140      $155      $157      $215
DJ Water Utils    $100      $152      $163      $184      $173      $223

                            DIRECTOR REMUNERATION

     The amounts paid to directors who are not employees of the Company or one of its subsidiaries for their services as such and for their participation on committees of the Board are as follows: (i) each director receives a retainer of $15,500 per year plus a fee of $1,200 for each Board meeting attended, (ii) each member of the Executive Committee receives an additional retainer of $13,000 per year plus a fee of $1,000 for each Executive Committee meeting attended and (iii) the Chairmen of the Audit Committee, Compensation and Management Development Committee, Nominating Committee and Finance Committee each receive an additional retainer of $1,500 per year, and each member of such committees receives a fee of $1,000 for each meeting attended. The Chairman of the Board and Executive Committee and Vice Chairman of the Board receive additional annual retainers of $85,000 and $20,000, respectively. Directors who are employees of the Company or one of its subsidiaries do not receive retainers or attendance fees.

     A retiring director receives, as a retirement benefit, an annual amount equal to the retainer for service as a director in effect at the time of retirement. This payment continues for a period equal to the period the director served as a member of the Board, exclusive of any period when the director was also a salaried employee of the Company or any of its subsidiaries. In the event the director dies prior to the expiration of such period of time, the annual benefit will continue to be paid to the person selected by the director to receive the benefit for the remainder of said period of time or the death of said selected person, whichever occurs first.

                              PROPOSAL NO. 2

              AMENDMENT TO THE CERTIFICATE OF INCORPORATION
       INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted a resolution proposing an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 100,000,000 to 300,000,000. The authorized capital stock of the Company presently consists of 100,000,000 shares of Common Stock, $1.25 par value per share, 1,770,000 shares of Cumulative Preferred Stock, $25 par value per share, 750,000 shares of Cumulative Preference Stock, $25 par value per share, and 3,000,000 shares of Cumulative Preferential Stock, $35 par value per share. On March 4, 1996, there were 34,260,095 shares of Common Stock, 1,701,777 shares of Cumulative Preferred Stock, and 365,158 shares of Cumulative Preference Stock outstanding. In addition, as of that date, 30,461,581 shares of Common Stock were reserved for issuance pursuant to the Company's Share Purchase Rights Plan, 3,965,260 shares of Common Stock were reserved for issuance pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan, 534,849 shares of Common Stock were reserved for issuance pursuant to the Company's Employees' Stock Ownership Plan, and 276,377 shares of Common Stock were reserved for issuance pursuant to the Company's Savings Plan for Employees and 229,215 shares of Common Stock were reserved for issuance pursuant to the Company's Long-Term Performance-Based Incentive Plan.

     If the proposed amendment is approved by the stockholders, the Company will have 230,272,623 shares of authorized and unissued Common Stock uncommitted for any purpose.

These shares will be available for issuance from time to time to such persons and for such consideration and upon such terms as the Board of Directors may determine without further action by the stockholders except as may be required under Delaware law or applicable rules of the New York Stock Exchange.

     If the amendment is approved by the stockholders, the Board of Directors intends to declare a 100% stock dividend later in 1996, payable to stockholders of record at the close of business on the date to be specified by the Board of Directors when it formally declares the stock dividend. It is anticipated that the Board of Directors will specify July 12, 1996 as the record date for the stock dividend.

     The anticipated record date is planned to follow the completion of the Company's proposed underwritten public offering of 4.2 million shares of Common Stock (the "Offering") during the second quarter of 1996. The number of shares constituting the Offering is subject to further review. The net proceeds of the Offering will be invested in Pennsylvania-American Water Company, a subsidiary of the Company ("Pennsylvania-American"), to partially retire a $275 million credit facility incurred by Pennsylvania-American to finance its acquisition of all of the water utility operations of Pennsylvania Gas and Water Company, which was completed on February 16, 1996. The Offering shall be made only by means of a prospectus. The Company has no other present plans for the use of the Company's unissued and unreserved shares of Common Stock.

     The affirmative vote of a majority of the votes entitled to be cast by all outstanding stock of the Company having general voting rights, including a majority of the Common Stock, is necessary to adopt the proposed amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, AS SET FORTH IN APPENDIX A. THE PERSONS NAMED IN THE ENCLOSED PROXY INTEND TO VOTE "FOR" ADOPTION OF THE AMENDMENT UNLESS OTHERWISE DIRECTED.

                               PROPOSAL NO. 3

                            RATIFICATION OF THE
                   APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by stockholders, the Board of Directors, acting upon the recommendation of the Audit Committee, has appointed Price Waterhouse LLP as independent accountants to audit the books and accounts of the Company at the close of the current fiscal year. Price Waterhouse LLP acted as independent accountants for the Company during 1995. It is intended that, in the absence of contrary direction, the proxies will be voted for the ratification of Price Waterhouse LLP as independent accountants, and the Board of Directors recommends that the stockholders vote to ratify the appointment of Price Waterhouse LLP as independent accountants. In the event the appointment of Price Waterhouse LLP is ratified, it is expected that Price Waterhouse LLP will also audit the books and accounts of certain subsidiaries of the Company at the close of their current fiscal years. A representative of Price Waterhouse LLP, whose report on the Company's financial statements appears in the 1995 Annual Report, will be present at the annual meeting and will have the opportunity to make a statement, if he desires to do so, and to respond to appropriate questions from stockholders.

                               OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                          SOLICITATION OF PROXIES

     The Company will bear the cost of solicitation of proxies. Proxies may be solicited by mail, telephone, telegram, facsimile, or in person. The Company may pay banks, brokers or other nominees who hold stock in their names for their expenses in sending soliciting material to their principals. Corporate Investor Communications, Inc. has been retained to assist in the solicitation of proxies at a fee of $5,000, plus reasonable out-of-pocket expenses.

     It is important that proxies be returned promptly. Therefore, stockholders are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope (to which no postage need be affixed if mailed in the United States), whether or not they plan to attend the meeting. Stockholders attending the meeting may vote their shares in person.

                           STOCKHOLDER PROPOSALS

     Any stockholder who desires to submit a proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to its annual meeting of stockholders in 1997 must submit such proposal in writing to the Company by November 25, 1996. Such proposals should be directed to the General Counsel and Secretary of the Company.

                             FORM 10-K REPORT

     Upon the written request of any person who on the record date was a record owner of stock of the Company, or who represents in good faith that he or she was on such date a beneficial owner of such stock, the Company will send to such person, without charge, a copy of its annual report on Form 10-K for 1995, including financial statements and schedules, as filed with the Securities and Exchange Commission. Requests for this report should be directed to: W. Timothy Pohl, General Counsel and Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, P. O. Box 1770, Voorhees, New Jersey 08043.

                             By Order of the Board of Directors,

                             W. TIMOTHY POHL, GENERAL COUNSEL AND SECRETARY

Dated: March 25, 1996

                                APPENDIX A
            AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     AMENDMENT TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The first paragraph of Article Fourth of the Restated Certificate of Incorporation, as amended, shall be amended to read in its entirety as follows:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 305,520,000 of which (a) 1,770,000 shares shall be Cumulative Preferred Stock, of the par value of $25 per share, issuable in series, (b) 750,000 shares shall be Cumulative Preference Stock, of the par value of $25 per share, issuable in series, (c) 3,000,000 shares shall be Cumulative Preferential Stock, of the par value of $35 per share, issuable in series, and (d) 300,000,000 shares shall be Common Stock, of the par value of $1.25 per share."

       Proxy Card





















                                DETACH HERE
---------------------------------------------------------------------------

                    AMERICAN WATER WORKS COMPANY, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

P           FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 2, 1996

R         The undersigned, hereby revoking any contrary proxy previously given, hereby appoints George W. Johnstone and Marilyn W. Lewis, and
O each of them, attorneys and proxies, with full power of substitution and revocation, to vote all of the shares of the undersigned in
X American Water Works Company, Inc. (the "Company") entitled to vote at the annual meeting of stockholders of the Company on May 2, 1996, and
Y at any adjournment thereof, as indicated on the reverse side and in accordance with the judgment of said attorneys and proxies on any other business which may come before the meeting or any such adjournment. Except as otherwise indicated on the reverse side, the undersigned authorizes the proxies appointed hereby to vote cumulatively for such of the nominees (in some circumstances, less than all) as such proxies in their discretion determine if in their judgment such action is necessary to elect as many of the nominees as possible.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, WITH DISCRETIONARY AUTHORITY DESCRIBED
     ABOVE, AND FOR PROPOSALS 2 AND 3.

     CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE    SEE REVERSE
                                                                   SIDE

       Reverse Side of Proxy Card

[AMERICAN WATER WORKS COMPANY LOGO]



                                                        THIS IS YOUR PROXY.
                                                    YOUR VOTE IS IMPORTANT.


                   COMPANY HIGHLIGHTS DURING 1995

By every benchmark, 1995 stands out as a strong year for American Water Works Company.

     * Revenues increased 4% to $803 million while net income to common stock, which included a $3.9 million gain due to the conclusion of litigation, totaled $88 million.

     * Earnings per share of $2.64 in 1995 were 13% above $2.34 in 1994. The common dividend per share paid in 1995 of $1.28 was 18.5% higher than the common dividend paid in 1994. In January 1996, the Board of Directors increased the quarterly common dividend rate 9.4% to $.35 a share.

     * The total return to stockholders in 1995, including dividend reinvestment, was 51%. Over the past five years, the annual total return to stockholders was 24%.

                                DETACH HERE
---------------------------------------------------------------------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.
1.  ELECTION OF DIRECTORS.
NOMINEES: William O. Albertini, William R. Cobb, Elizabeth H. Gemmill, Henry G. Hager, Nelson G. Harris, George W. Johnstone, Marilyn Ware Lewis, Nancy W. Wainwright, Paul W. Ware, Ross A. Webber, Horace Wilkins, Jr.

             FOR                  WITHHELD
             [ ]                    [ ]



___________________________________________________________________
Withhold vote from the nominees that I/We have written on the above line, or cumulate votes as I/We have instructed on the above line

                                           FOR    AGAINST     ABSTAIN
2.  Amendment to the Company's Restated    [ ]      [ ]         [ ]
    Certificate of Incorporation
    increasing the number of authorized
    shares of Common Stock.
                                           FOR    AGAINST     ABSTAIN
3.  Ratification of the appointment of     [ ]      [ ]         [ ]
    Price Waterhouse LLP as independent
    accountants.

4. In their discretion, upon other matters as may properly come before the meeting.

           MARK HERE
          FOR ADDRESS       [ ]
           CHANGE AND
          NOTE AT LEFT

Please return your signed proxy at once in the enclosed envelope, which requires no postage if mailed in the United States, even though you expect to attend the meeting in person.

Please date and sign below. If joint account, each owner should sign. When signing in a representative capacity, please give title. Please sign here exactly as name is stenciled hereon.

Signature:______________Date:________Signature:_______________Date:________